Exhibit 99.1

PRESS RELEASE

Investor Relations:	Media:
Email: InvestorRelations@pmi.com	Email: Corey.Henry@pmi.com
Stamford, CT: +1 (203) 905 2413	Stamford, CT: +1 (203) 905 2410
Lausanne: +41 582 424 500

Philip Morris International Participates in 2026 dbAccess Global Consumer Conference;
Updates 2026 Full-Year Diluted EPS Forecast for Currency and Non-Cash Impairment Only

STAMFORD, CT, June 2, 2026 – Philip Morris International Inc.’s (PMI) (NYSE: PM) Group CEO PMI, Jacek Olczak, will address investors today at the 2026 dbAccess Global Consumer Conference in Paris at 11:15 a.m. CET (5:15 a.m. ET), including discussion of the following topics:

•PMI’s continued expectation of a strong full-year performance, notably driven by the broad-based momentum of our international multicategory smoke-free business, led by IQOS.

•Recent heat-not-burn category developments broadly in-line with our expectations, most notably in Japan following the April 1, 2026 excise tax increase, with April offtake impacted by consumer pantry de-loading and IQOS maintaining a strong category share.

•U.S. ZYN portfolio expansion, including the launch of ZYN ULTRA this month in 9mg and 11mg moist variants. Available in a 20-pouch can format, ZYN ULTRA will be positioned at a lower list price-per-pouch than the ‘flagship’ dry ZYN portfolio (15-pouch format), marking an important step in optimizing ZYN’s price premium. Further extensions are planned for ZYN over the remainder of the year.

The live webcast will be available here. The webcast replay will be available at the same link for one year after the event. The webcast may also be accessed on mobile devices by downloading PMI’s Investor Relations App at www.pmi.com/irapp.

2026 Full-Year Forecast
PMI updates its 2026 full-year reported diluted EPS forecast to a range of $7.18 to $7.33 to reflect currency and the non-cash impairment of RBH only. Excluding a total 2026 adjustment of $1.13 per share, the forecast range for adjusted diluted EPS of $8.31 to $8.46 represents a projected increase of 10.2% to 12.2% versus $7.54 in 2025. Excluding a favorable currency impact, at prevailing exchange rates, of $0.20 per share, this represents growth of 7.5% to 9.5%.
In May 2026, pursuant to its obligation under its court-approved plan of compromise and arrangement ("Plan"), PMI's Canadian affiliate, RBH, provided an annual business plan to its Plan Administrator containing updated five-year financial projections reflecting current industry dynamics. As a result, PMI has determined that the estimated fair value of its investment in RBH may be lower than its carrying value and expects to record a non-cash impairment charge of approximately $500 million, representing 33 cents of diluted EPS, in the second quarter of 2026. RBH remains deconsolidated from the PMI group, with the remaining carrying value expected to be less than $100 million.

The change in forecasted currency impact primarily reflects unrealized transactional foreign exchange effects from deferred tax liabilities associated with the strengthening Russian ruble. These effects are expected to occur in the second quarter, and we also update our Q2 adjusted diluted EPS forecast for currency only to a range of $1.97 to $2.02, now including an estimated unfavorable currency impact of 3 cents at prevailing exchange rates.
All other forecast assumptions remain unchanged from those communicated on April 22, 2026.
Factors described in the Forward-Looking and Cautionary Statements section of this release represent continuing risks to these projections.

	Full-Year
	2026 Forecast			2025	Growth

Reported Diluted EPS	$7.18	-	$7.33	$7.26
Adjustments
Amortization of intangibles	0.50			0.50
Fair value adjustment for equity investments	0.22			(0.18)
Restructuring charges	0.03			0.14
Income tax impact associated with Swedish Match AB financing	0.05			(0.25)
Non-cash impairment of RBH equity investment	0.33
Other 2025 Adjustments (1)	—			0.07
Total Adjustments	1.13			0.28
Adjusted Diluted EPS	$8.31	-	$8.46	$7.54	10.2%	-	12.2%
Less: Currency	0.20
Adjusted Diluted EPS, excluding currency	$8.11	-	$8.26	$7.54	7.5%	-	9.5%
(1) Includes: $0.10 Germany excise tax classification litigation charge; ($0.10) RBH (Canada) Plan Implementation, including dividend income, net; $0.09 Impairment of Wellness business related equity investment; $0.06 Loss on expected sale of consumer accessories and other businesses; $0.03 Impairment of goodwill and other intangibles; ($0.11) Tax items
Forward-Looking & Cautionary Statements
This press release contains projections of future results and goals and other forward-looking statements, including statements regarding expected financial or operational performance; capital allocation plans; investment strategies; regulatory outcomes; market expectations; business plans and strategies. Achievement of future results is subject to risks, uncertainties and inaccurate assumptions. In the event that risks or uncertainties materialize, or underlying assumptions prove inaccurate, actual results could vary materially from those contained in such forward-looking statements. Pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, PMI is identifying important factors that, individually or in the aggregate, could cause actual results and outcomes to differ materially from those contained in any forward-looking statements made by PMI.
PMI's business risks include: marketing and regulatory restrictions that could reduce our competitiveness, disrupt our SFP commercialization efforts, eliminate our ability to communicate with adult consumers, or ban certain of our products in certain markets or countries; excise tax increases and discriminatory tax structures; health concerns relating to the use of tobacco and other nicotine-containing products; litigation related to tobacco and/or nicotine products and intellectual property rights; intense competition; inability to anticipate changes in adult consumer preferences; use and reliance on third-parties; the adverse effects of global and individual country economic, regulatory and political developments, natural disasters and conflicts; geopolitical instability affecting international trade; the impact and consequences of Russia's invasion of Ukraine; changes in adult smoker behavior; continued decline of tax-paid cigarettes; lost revenues as a result of counterfeiting, contraband and cross-border purchases; governmental investigations; unfavorable currency exchange rates and currency devaluations, sustained periods of elevated inflation, and limitations on the ability to repatriate funds; adverse changes in applicable corporate tax laws; disruptions in the credit markets or changes to its credit ratings; recent and potential future tariffs imposed by the U.S. and other countries; adverse changes in the cost, availability, and quality of tobacco and other agricultural products and raw materials, as well as product components for our electronic devices; and the integrity of its information systems and effectiveness of its data privacy policies. PMI's future profitability may also be adversely affected should it be unsuccessful, in key markets or systemically, in its efforts to introduce, commercialize, and grow smoke-free products or if regulation or taxation do not differentiate between such products and cigarettes; if it is unable to successfully introduce new products, promote brand equity; if there are prolonged disruptions of facilities used to produce its products; if it is unable to enter new markets or improve its margins through increased prices and productivity gains; if other market participants are more successful in their SFP commercialization efforts; if it is unable to attract and retain the best global talent; or if it is unable to successfully integrate and realize the expected benefits from recent transactions and acquisitions. Future results are also subject to the lower predictability of our smoke-free products performance.
PMI is further subject to other risks detailed from time to time in its publicly filed documents, including PMI's Annual Report on Form 10-K for the fourth quarter and year ended December 31, 2025, and the Quarterly Report on Form 10-Q for the first quarter ended March 31, 2026. PMI cautions that the foregoing list of important factors is not a complete discussion of all potential risks and uncertainties. PMI does not undertake to update any forward-looking statement that it may make from time to time, except in the normal course of its public disclosure obligations.

Philip Morris International: A Global Smoke-Free Champion
Philip Morris International is a leading international consumer goods company, actively delivering a smoke-free future and evolving its portfolio for the long term to include products outside of the tobacco and nicotine sector. The company’s current product portfolio primarily consists of cigarettes and smoke-free products, including heat-not-burn, nicotine pouch and e-vapor products. Our smoke-free products are available for sale in over 105 markets, and as of December 31, 2025 PMI estimates they were used by over 43 million legal-age consumers around the world, many of whom have moved away from cigarettes or significantly reduced their consumption. The smoke-free business accounted for 43% of PMI’s first-quarter 2026 total net revenues. Since 2008, PMI has invested over $16 billion to develop, scientifically substantiate and commercialize innovative smoke-free products for adults who would otherwise smoke, with the goal of completely ending the sale of cigarettes. This includes the building of world-class scientific assessment capabilities, notably in the areas of pre-clinical systems toxicology, clinical and behavioral research, as well as post-market studies. Following a robust science-based review, the U.S. Food and Drug Administration has authorized the marketing of Swedish Match’s General snus and ZYN nicotine pouches and versions of PMI’s IQOS devices and consumables - the first-ever such authorizations in their respective categories. Versions of IQOS devices and consumables and General snus also obtained the first-ever Modified Risk Tobacco Product authorizations from the FDA. With a strong foundation and significant expertise in life sciences, PMI has a long-term ambition to expand into wellness areas. References to “PMI”, “we”, “our” and “us” mean Philip Morris International Inc., and its subsidiaries. For more information, please visit www.pmi.com and www.pmiscience.com.
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